                                                                       EXHIBIT A

                          AGREEMENT RE JOINT FILING OF
                                  SCHEDULE 13D
                                  ------------


The undersigned hereby agrees as follows:

          (i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

          (ii) Each of them is responsible for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: June 23, 2000

                          BROWN'S DOCK, L.L.C.
                          INVERNESS/PHOENIX PARTNERS LP
                          EXECUTIVE CAPITAL PARTNERS I LP
                          INVERNESS/PHOENIX CAPITAL LLC
                          DCPM HOLDINGS, INC.
                          PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                          PHOENIX INVESTMENT PARTNERS, LTD.
                          INVERNESS MANAGEMENT FUND I LLC
                          WMD LLC
                          J.C. COMIS LLC
                          W. McComb Dunwoody
                          James C. Comis III

                          By: /s/ James L. Leaner, P.C.
                              ------------------------------------
                          Name: James L. Leaner, P.C.
                          Title: Attorney-in-Fact
                                  (Pursuant to a Power of Attorney filed
                                  with the Commission)